EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83024) and Form S-8 (No. 333-53552 and No. 333-108178) of Tripath Technology Inc. of our report dated January 29, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

San Francisco, CA
March  9, 2004